As filed with the Securities and Exchange Commission on May 2, 1997.
                                          Registration No. 333-
                                                                ----------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------


                             Fidelity Bancorp, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                      25-1705405
-------------------------------                         -------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)
                               1009 Perry Highway
                         Pittsburgh, Pennsylvania 15237
                                 (412) 367-3300
                    ----------------------------------------
                    (Address of principal executive offices)

        Fidelity Bancorp, Inc. 1993 Employee Stock Compensation Program, Fidelity Bancorp, Inc. 1993 Directors' Stock Option Plan and the Fidelity Savings Association Employee Stock Compensation Program

                              ---------------------
                            (Full Title of the Plans)

                               Richard Fisch, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660

              ----------------------------------------------------
            (Name, address and telephone number of agent for service)



                         CALCULATION OF REGISTRATION FEE
============================================================================================
Title of                                Proposed         Proposed Maximum        Amount of
Securities to      Amount to be      Maximum Offering    Aggregate Offering    Registration
be Registered     Registered(1)(2)   Price Per Share         Price (3)            Fee (3)
-------------     ----------------   ----------------    ------------------    ------------
Common Stock
$0.01 par value
per share          147,538 shares          (3)             $1,899,004.60          $575.40

============================================================================================

(1) The maximum number of shares of common stock issuable upon awards to be granted under the Fidelity Bancorp, Inc. 1993 Employee Stock Compensation Program, the Fidelity Bancorp, Inc. 1993 Directors' Stock Option Plan and the Fidelity Savings Association Employee Stock Compensation Program (collectively, the "Plans)" consists of 147,538 shares which are being registered under this Registration Statement and for which a registration fee is being paid.
(2) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, dividends or similar transactions.
(3) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. An aggregate of 147,538 shares are being registered hereby, of which 132,413 shares are under option at a weighted average exercise price of $11.80 per share ($1,562,473.40 in the aggregate). The remainder of such shares, which are not presently subject to options (15,125 shares), are being registered based upon the last reported sale price of the common stock of Fidelity Bancorp, Inc. as reported on the Nasdaq National Market on April 25, 1997, of $22.25 per share ($336,531.25 in the aggregate) for a total offering of $1,899,004.60.

      This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------

      *This Registration Statement relates to the registration of 147,538 shares of Fidelity Bancorp, Inc. (the "Company" or "Registrant") common stock, $.01 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant or its subsidiaries as compensation for services in accordance with the Fidelity Bancorp, Inc. 1993 Employee Stock Compensation Program, the Fidelity Bancorp, Inc. 1993 Directors' Stock Option Plan and the Fidelity Savings Association Employee Stock Compensation Program (collectively the "Plans"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------

      The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on August 19, 1993 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C.
20549.

      The following documents filed by the Company are incorporated in this Registration Statement by reference:

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996, as amended, as filed with the Commission;

      (b) The Company's Quarterly Reports on Form 10-QSB for the periods ended December 31, 1996, as filed with the Commission;

      (c) The Fidelity Savings Association Employee Stock Compensation Program filed as an exhibit included in the Registration Statement on Form S-4 (registration no. 33-55384) filed with the Commission on December 3, 1992;

      (d) all other reports to be filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); and

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------

      Not Applicable

Item 5.  Interests of Named Experts and Counsel.
------

      Not Applicable

Item 6.  Indemnification of Directors and Officers.
------

      Section 1741 of the Pennsylvania Business Corporation Law provides that an officer, director, employee or agent may be indemnified by the Company from and against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or contemplated proceedings (other than an action by or in the right of the Company) if such person acted in good faith and in a manner that such person reasonably believes to be in, or not opposed to, the best interests of the Company.

      Provisions regarding indemnification of directors, officers, employees or agents of the Company are contained in Article 9 of the Company's Articles of Incorporation.

      Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

      Additionally, the Company has in force a Directors and Officers Liability Policy underwritten by Fidelity and Deposit with a $3.0 million aggregate limit of liability and an aggregate deductible of $50,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
------

      Not Applicable

Item 8.  Exhibits.
------

      For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
------

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, as of April 30, 1997.

                                    FIDELITY BANCORP, INC.



                              By:   /s/ William L. Windisch
                                    ----------------------------------------
                                    William L. Windisch
                                    President and Chief Executive Officer
                                    (Duly Authorized Representative)


                                POWER OF ATTORNEY

      We, the undersigned directors and officers of Fidelity Bancorp, Inc., do hereby severally constitute and appoint William L. Windisch as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said William L. Windisch may deem necessary or advisable to enable Fidelity Bancorp, Inc., to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said William L.
Windisch shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of April 30, 1997.



/s/ William L. Windisch                   /s/ Richard G. Spencer
-------------------------------------     ----------------------------------
William L. Windisch                       Richard G. Spencer
President and Chief Executive Officer     Vice President and Treasurer
(Principal Executive Officer)             (Principal Financial and
                                            Accounting Officer)

/s/ John R. Gales                             /s/ Robert F. Kastelic
------------------------------                -----------------------------
John R. Gales                                 Robert F. Kastelic
Director                                      Director



/s/ Oliver D. Keefer                          /s/ Charles E. Nettrour
------------------------------                -----------------------------
Oliver D. Keefer                              Charles E. Nettrour
Director                                      Director



                                              /s/ Joanne Ross Wilder
                                              -----------------------------
                                              Joanne Ross Wilder
                                              Director

                                INDEX TO EXHIBITS


                                                                              Sequential
Exhibit                          Description                                 Page Number
-------                          -----------                                 ------------

   4.1     Fidelity Bancorp, Inc. 1993 Employee Stock Compensation Plan           __

   4.2     Fidelity Bancorp, Inc. 1993 Directors Stock Option Plan                __

   4.3     Form of Stock Option Agreement Form                                    __

   4.4     Form of Stock Award Tax Notice                                         __

   5.1     Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to the
           validity of the Common Stock being registered                          __

  23.1     Consent of Malizia, Spidi, Sloane & Fisch, P.C. (appears
           in the opinion filed as Exhibit 5.1)                                   __

  23.2     Consent of Independent Accountants                                     __

   24      Reference is made to the Signatures section of this
           Registration Statement for the Power of Attorney
           contained therein                                                      __